UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

April 20, 2018 (February 14, 2018)

Date of report (date of earliest event reported)

CoConnect, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 000-26533	82-3807447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 West Peachtree St Atlanta, GA 30309
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

		Page No.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		3

EXPLANATORY NOTE		3

Item 1.01.	Entry into a Material Definitive Agreement.	4

Item 2.01.	Completion of Acquisition of Disposition of Assets.	4

THE CONTRIBUTION AGREEMENT AND RELATED TRANSACTIONS		4

DESCRIPTION OF BUSINESS		6

DESCRIPTION OF PROPERTIES		11

RISK FACTORS		12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS		23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		28

EXECUTIVE COMPENSATION		29

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS		34

DESCRIPTION OF SECURITIES		32

LEGAL PROCEEDINGS		33

INDEMNIFICATION OF DIRECTORS AND OFFICERS		34

Item 3.02.	Unregistered Sales of Equity Securities.	34

Item 5.01.	Changes in Control of Registrant.	34

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	35
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	35
Item 5.06	Change in Shell Company Status.	35
Item 9.01.	Financial Statements and Exhibits.	36

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Report”) contains forward-looking statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

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Market acceptance of our products and services;

•

Competition from existing products or new products that may emerge;

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The implementation of our business model and strategic plans for our business and our products;

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Estimates of our future revenue, expenses, capital requirements and our need for financing;

•

Our financial performance;

•

Current and future government regulations;

•

Developments relating to our competitors; and

•

Other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.  Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

Mastermind Involvement Marketing, a Georgia joint venture (the “Company” or “MIM”) was formed on January 1, 2012 by Mastermind Marketing, Inc, a Georgia Corporation (“MM Inc.”), the founding member, through a contribution of assets. The organization, as governed by the written operating agreement dated January 1, 2012, as amended, (the “Operating Agreement”) was formed for the purpose of engaging in the business of conceiving, developing, selling, marketing, implementing and/or otherwise providing services, systems, platforms and products in the areas of mobile, social, digital and traditional marketing to and for businesses and organizations, and conducting services and functions incidental to the operation of such business.

We are an involvement marketing service agency that designs, creates and develops branding and marketing campaigns, primarily for large corporate clients with category-leading brands. We specialize in getting consumers and customers to take an action that leads to brand awareness, trial, loyalty, and ultimately advocacy (e.g. publically

“endorsing” the brand via digital/social media through reviews, likes, etc.).  Our conversion initiatives facilitate the involvement of more of the “right customers” with the brands of our clients.  Our programs can take on various forms, including creating and managing digital content, designing campaign websites/landing pages, social media and viral campaigns, mobile marketing initiatives, and brand communications.

The Business Combination

On February 14, 2018 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Joint Venture Interest Contribution Agreement (the “Contribution Agreement”) made and entered into as of February 14, 2018 by and among (i) the Company; (ii) CoConnect Inc., a Nevada Corporation (“CoConnect”), and (iii) Mastermind Marketing, Inc, a Georgia Corporation (“MM Inc.”), Digital Advize, LLC, a Georgia limited liability company (“Advize”), and Villanta Corporation, a Georgia Corporation (“Villanta”, together with Advize and MM Inc., the “Sellers”).

Pursuant to the Contribution Agreement the Sellers shall contribute, transfer, assign and convey to CoConnect all right, title and interest in and to one hundred percent (100%) of such joint venture interest in the Company (the “Contributed Joint Venture Interest”), together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Seller no rights or interests therein whatsoever, and (ii) CoConnect will accept the contribution of the Contributed Joint Venture Interest, and in consideration for such contribution the Sellers collectively shall be entitled to receive from CoConnect  twenty-nine million two hundred thirty-six thousand seven hundred fifty-nine (29,236,759) of CoConnect ’s common stock, $.001 par value (the “CoConnect Common Stock”) representing eighty-five percent (85%) of the total outstanding CoConnect Common Stock after the issuance of the Contribution Consideration (the “Contribution Consideration”) with each Seller receiving for its respective percentage of Contributed Joint Venture Interest that same percentage of the Contribution Consideration (such transaction, the “Business Combination”). As a result of the Business Combination, the Sellers became the controlling shareholders of CoConnect and CoConnect became a wholly-owned subsidiary of the Company.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “Registrant,” “we,” “us” and “our” refer to the Company, giving effect to the Business Combination.

This Report contains summaries of the material terms of various agreements executed in connection with the Business Combination described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Business Combination, we were a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report constitutes the information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (“Securities Act”).

Item 1.01.

Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01.

Completion of Acquisition or Disposition of Assets

THE CONTRIBUTION AGREEMENT AND RELATED TRANSACTIONS

This section describes the material provisions of the Contribution Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Joint Venture Interest Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Joint Venture Interest Contribution Agreement.

The Contribution Agreement

On February 14, 2018 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Contribution Agreement by and among the Company, CoConnect, and the Sellers.

Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to the Contributed Joint Venture Interest, together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Seller no rights or interests therein whatsoever, and (ii) CoConnect accepted the contribution of the Contributed Joint Venture Interest, and in consideration for such contribution the Sellers collectively received from CoConnect the Contribution Consideration and consisting of an aggregate of eighty-five percent (85%) of the equity of the Company after distribution. As a result of the Business Combination, the Sellers became the controlling shareholders of the Company and received all of the assets and operations of the Company.

In connection with the Business Combination, and as part of the Contribution Agreement, PacificWave Partners and Bennet J. Yankowitz, stockholders of the Company and the “Piggyback Parties”, have been granted certain piggyback registration allowing the holder to include their shares in such registration, subject to certain marketing and other limitations. As a result, if, commencing one year from the Closing of the Contribution Agreement and ending two (2) years later, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, the Piggyback Parties are entitled to notice of the registration and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering and only if their securities are then not tradable pursuant to rule 144.

In connection with the Business Combination, and as part of the Contribution Agreement, Advize and Villanta (each, a “Subject Party”) made certain covenants regarding non-competition and non-solicitation agreements (the “Non-Competition Covenants”), in favor of the Company, MM Inc., CoConnect, and their respective successors and subsidiaries (referred to as the “Covered Parties”). Under the Non-Competition Covenants, the Subject Party and its controlled affiliates will not, without the Company’s prior written consent, (a) solicit or attempt to solicit any customer of the Covered Parties, including actively sought prospective customers of Covered Parties’ as of the Closing, for the purpose of providing products or services that are the same as or similar to the products or services offered or provided by any Covered Parties; (b) act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Covered Parties; or (c) solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Covered Parties, whether or not such employee is a full-time employee or a temporary employee of such Covered Parties, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Covered Parties or hiring any such person as a result thereof.

The Business Combination will be treated as a “reverse acquisition” of the Company for financial accounting purposes, MIM JV will be considered the acquirer for accounting purposes, and the historical financial statements of the Company before the Business Combination will be replaced with the historical financial statements of MIM JV and its consolidated entities before the Business Combination in all future filings with the SEC.

The issuance of CoConnect Common Stock to the Sellers, in connection with the Business Combination have not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. These shares may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing description of the Contribution Agreement does not purport to be complete. For further information, please refer to the copy of the Contribution Agreement that is filed as Exhibit 2.1 to this Report. There are representations and warranties contained in the Contribution Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Contribution Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, some representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For these reasons, investors should not rely on the representations and warranties in the Contribution Agreement as statements of factual information.

Related Agreements

Lock-Up Agreements

Pursuant to the Business Combination certain individuals were required to enter into lock-up agreements substantially in the form of lock-up agreement that is filed as Exhibit 10.1 to this Report, and which is incorporated by reference herein in its entirety.

Assignment and Assumption Agreements

Pursuant to the Business Combination the Company, CoConnect and the Sellers entered into an assignment and assumption agreement (the “JV Assignment Agreement”), pursuant to which the Sellers assigned all of their Membership Interest in the Company to CoConnect, and CoConnect assumed all of the duties, obligation and liabilities of the Sellers and the Company. The foregoing description of the JV Assignment Agreement does not purport to be complete. For further information, please refer to the copy of the JV Assignment Agreement that is filed as Exhibit 10.2 to this Report.

Pursuant to the Business Combination the Company, CoConnect and MM Inc., entered into an assignment and assumption agreement (the “LLC Assignment Agreement”), pursuant to which the Sellers assigned all of their Membership Interest in the Mastermind Involvement Marketing, LLC, a Georgia limited liability company (“MIM LLC”) to CoConnect, and CoConnect assumed all of the duties, obligation and liabilities of MM Inc., and MIM LLC. The foregoing description of the LLC Assignment Agreement does not purport to be complete. MIM LLC does not have any assets, liabilities or operations. For further information, please refer to the copy of the LLC Assignment Agreement that is filed as Exhibit 10.3 to this Report.

DESCRIPTION OF BUSINESS

Our Corporate History

The Company was formed on January 1, 2012 by MM Inc., the Founding Member, through a contribution of assets. The organization, as governed by the Operating Agreement, was formed for the purpose of engaging in the business of conceiving, developing, selling, marketing, implementing and/or otherwise providing services, systems, platforms and products in the areas of mobile, social, digital and traditional marketing to and for businesses and organizations, and conducting services and functions incidental to the operation of such business.

Pursuant to a Joinder to the Operating Agreement January 1, 2017, we granted a thirty percent (30%) interest in the Company to Villanta in consideration of services to be provided to MIM by Michael Gelfond, the CEO of Villanta and our Executive Vice President.

Pursuant to a Joinder to the Operating Agreement effective March 1, 2017, we granted a ten percent (10%) interest in the Company to Advize in consideration of services to be provided to the Company by Ricardo Rios, the Managing Member of Advize and our Senior Vice President

We currently operate our business from one leased facility located in Atlanta, Georgia.

Our Mission

Our mission is to become one of the most well-respected marketing service agencies in the industry capable of involving people with Fortune 500 brands.

Our Business

We are an involvement marketing service agency that designs, creates and develops branding and marketing campaigns, primarily for large corporate clients with category-leading brands. We specialize in getting consumers and customers to take an action that leads to brand awareness, trial, loyalty, and ultimately advocacy (e.g. publicly “endorsing” the brand via digital/social media through reviews, likes, etc.). Our conversion initiatives facilitate the involvement of more of the “right customers” with the brands of our clients.  Our programs can take on various forms, including creating and managing digital content, designing campaign websites/landing pages, social media and viral campaigns, mobile marketing initiatives, and brand communications (Note Citigroup Inc., Bayer (consisting of three (3) subsidiaries), and South University each represented 10% or greater of total revenue for the three months ended December 31, 2017).

We deliver innovative, result-producing campaigns to meet the business objectives of each client through any number, or combination thereof, or cutting-edge marketing initiatives:

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Content marketing;

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Influencer marketing – earned, owned, and paid;

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Digital marketing across all screens;

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Social marketing;

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Gamification;

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Promotion marketing

Our most important assets in delivering the highest-quality involvement marketing services to our clients are our highly talented and experienced people made up of technologists, strategists, and creatives who work together and represent a cross-discipline of experts. We pride ourselves in a culture of mutually-shared support and teamwork. We ensure that our team is provided the best-in-class research, equipment, technology and training in all disciplines within our proven delivery process to deliver cutting-edge initiatives the get results.  We believe we are very competitive and have a winning culture that is present throughout the work we do for our clients and their brands.

Our organization has been structured in a manner to ensure a broad range of thinking, facilitate work flow, and deliver unparalleled marketing initiatives and service to our clients.  We have a strong and long-lasting relationships with our clients and tenure of our key executives. Mastermind is organized in 5 key groups:

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Account management;

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Creative and development services;

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Strategy, analytics & research;

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Technology & campaign management;

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Agency Management and administration

Our Process

We have a proven, five-step cyclical approach to every client engagement that ensures learning from every campaign execution is used to optimize future campaigns. The process involves:

1.

Research and Testing. - data analysis, shopper journeys, AB/MV, eye-tracking

2.

Strategy and Planning - objectives, goals, analysis

3.

Creative- UX, mobile, digital, design thinking, branding

4.

Campaign Management - Optimization, Management, SEO, PPC & lead gen

5.

Analytics and Optimization - data analysis, ROI, reporting, dashboards

Mastermind process seeks to ensure that there is continual optimization to involve people with brands in ways that inspire them to take action – consideration, trial, loyalty, and advocacy.

Industry Background and Trends

We believe that the communications industry is going through a revolutionary evolution.  Technology and big data are combining with creative and strategy across new platforms and communications.  Things are moving quickly and Involvement Marketing is an opportunity for brands to reach their constituencies through a plethora of new ways to communicate with its key constituencies in ways that get them to take action.  It is essential to understand target audiences and how they are consuming information.  Creating brand preference and getting consumers to take an action is essential in growing share for a brand and will continue to be essential in 2018 and beyond.

Brands are expected to bring projects in-house or outsource to smaller digital agencies, and a definitive shift in brands choosing to bring creative projects in-house for more control over budgets and resources was seen in 2016. The other trend saw brands cutting ties with bigger agencies and outsourcing work to smaller digital agencies which could deliver more specialized campaigns. It was predicted that in 2017, brands would continue to move away from larger agencies that have in the past offered a one-stop-shop for their advertising needs. With tighter budgets, brands are seeing the cost-effectiveness of having their own studio team and paying salaries versus project-based fees. Likewise, outsourcing to specialized digital outfits for lower, one-off fees is proving more financially sound for brands.

The industry will ramp up its use of digital marketing and advertising tools to streamline marketing workflow. As brands and ad agencies continue to leverage multiple channels to capture new audiences, eliminating tedious administrative tasks is high on the agenda. With digital tools, marketers and creatives are managing approval workflow and resources with greater ease and transparency allowing them to stay on top of heavy workloads and multiple projects. Some of the digital tools that the industry is moving towards are:

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marketing approval workflow software;

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agency approval workflow software;

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project management software;

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social marketing tools and software;

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online proofing tools; and

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resource management software.

Not only do these tools cut out time-consuming administration, but they offer greater control and visibility over managing marketing projects as well as streamline marketing workflow.

More brands and ad agencies will move towards an agile methodology to enable them to be more flexible in responding to a rapidly changing marketplace. Agile project management was developed as an alternative to the hierarchical project management model, which favors processes and documentation, and longer-term development projection. Agile methodologies, on the other hand, utilize a self-organized team model with greater flexibility in scope, face-to-face collaboration and incremental planning to deliver projects on time and on budget. Experts are expecting to see more marketers and creatives to go agile to remain competitive.

To mitigate the risk of brands being called out by regulatory bodies for illegal or unethical practices and tarnishing the brand reputation, more brands will toe the line because their bottom line depends on it. With that said, marketing compliance will be high on the agenda again this year with marketers having to stay on top of compliance issues to mitigate the risk of regulatory violations. Digital tools that enable brands to audit their project work will go a long way in helping businesses to manage their market compliance.

While every brand and ad agency needs highly skilled individuals on board, there will be a return to focus on teams to propel businesses forward. Rather than focusing on individuals, it is believed that agency ROI’s could benefit by nurturing teams and their skillsets, setting processes that ease heavy workloads, delegating tasks evenly and ensuring morale remains positive. Experts are also warning that departments need to stop working in silos and implement processes and tools that offer greater transparency over the entire business.

Experts are also predicting a greater prevalence in native advertising. With ad blocking on the rise, brands need to stay visible in a way that doesn’t interrupt the online user experience. Native advertising is a paid advertising placement that is blended seamlessly into a platform’s content so that it doesn’t interrupt the readers flow. The increasing importance of video is also being heralded. Reports indicate a video can achieve customer conversion rates of up to 60%. The video medium is enjoyable, easy to access and requires little effort for engagement. Live streaming is also providing customers a real time brand experience enabling brands to capitalize on a new revenue stream. Being “mobile friendly” is also important as growing trends indicate that brands have to wedge themselves firmly in the mobile space to stay relevant.

Competitive Strengths

Since our inception, we have worked diligently to establish and leverage key strengths in our business model, including:

A culture of innovation and creativity. We believe the only way to survive and thrive in our rapidly changing world is to change ahead of it. We are in a state of constant evolution and reinvention. We have created a culture committed to innovation and creativity that challenges convention and breaks new ground. Our team members are protective and proud of our culture by applying its “humble, yet hungry” attitude to all facets of our business. Our people and their innovations ultimately provide us with our largest competitive advantage.  For example:

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First-user generated content campaign for UPS;

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First YouTube influencer marketing campaign for The Home Depot and Citi;

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First YouTube Influencer Campaign for ExxonMobile;

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First omni-channel shopping journey studies for Macy’s, Best Buy, and Staples

Exploitation of Technologic Innovations and Social Marketing Importance

Our success lies, in part, to our understanding of new technologies especially in the social marketing space and the ability to leverage these technologies in ways that we believe achieve and exceed our clients’ objectives.

Experienced management team and advisors. Our management team not only includes highly experienced entrepreneurs and executives from the digital media, technology and entertainment industries, but also outstanding strategic and creative advisors who are experts in social media and integrated marketing campaigns. See “Management” for details.

Our Growth Strategy

After more than 34 years of experience by management in delivering innovative involvement marketing campaigns, including more than five years since our formation in January 2012, we believe our business model is market tested and poised for growth. While executing on our business strategy, we believe we have assembled a diverse and experienced team of senior managers, account executives and creative and analytical directors; developed and executed on involvement marketing campaigns which we believe have added value to our clients; and created our own brand-recognition in the marketing service agency industry. Key elements of our strategy to accelerate revenue growth and continue penetration of the marketplace include:

Organic Growth

We seek to work with one of the top three brands in almost every industry with focus on Restaurants, Packaged Goods, Retail, Pharma/OTC, Fuel, Automotive, Healthcare, Grocery/Convenience, and Entertainment. We will continue to use a mix of digital, social, public relations, and personal outreach to facilitate our organic growth.

Strategic Partnerships

We seek to develop strategic partnerships and alliances with companies that can facilitate expansion of our services to Fortune 500 companies having strong and well-recognized brands.

Executive Team Recruitment

We seek to attract talented executives possessing key skills and also relationships with brands which can be accretive to our client portfolio.

Accretive Acquisitions

We seek to acquire companies having the following criteria to supplement our portfolio of clients with the objective of driving our additional near and long-term revenue.

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Complimentary companies in other major geographical markets;

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Companies that work with at least one of the top three brands in industries where we do not currently have a significant representative client.

Our Customers

We have experience with what we believe to be some of the industry’s most innovative companies possessing what we believe to be well-known brands. Our industry experience includes in the fields of or in respect to:

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Sports and Entertainment;

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Oil and Gas;

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Automotive;

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Retail;

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Restaurant;

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B2B;

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Financial Services;

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Hotel and Hospitality;

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Consumer Packaged Goods (CPG);

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Healthcare and Pharmaceuticals;

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Technology;

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The Home Depot, Inc;

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Mercedes-Benz;

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BMW

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Exxon Mobile Corporation; and

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AgriChem.

We believe the client relationships established in these diverse industries provide us with a competitive edge over the broader market in the adoption of new strategies and leading technologies. Our services are provided pursuant to respective service agreements with a host of clients including:

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Citigroup Inc.;

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Bayer Animal Health;

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Bayer CropScience Ltd;

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Bayer Drop U.S.;

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Bayer Drop Global;

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Harman International Industries, Inc.;

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Harley-Davidson, Inc.;

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South University; and

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Hoffmann-La Roche Ltd.

Sales and Marketing

We have a business development team that identifies potential clients having well-known brands as well as leveraging relationships with brands with whom our team is familiar. In addition to identifying potential clients, our business development team is responsible for nurturing and maintaining existing relationships to ensure customer satisfaction and to promote follow-up campaign opportunities.

Our business development team is composed of industry innovators in the communications business with deep connections and experience in digital, social media, technology, promotions, mobile, analytics and campaign development, implementation and management. Our business development team is led by award-winning executives who are frequent contributors to all-things digital on television, radio, conferences and webinars.

Our Revenue Model

We derive revenues from our clients based on a project-by-project basis pursuant to a Master Services Agreement, which is typically customized to each of our clients. Dependent upon the statement of work which is directed by our clients, projects can vary from small scale platform, infrastructure and application development for influencer channels to large campaign initiatives that are project-based. Fees charged to clients are typically based on project/campaign fees which include retainer- and ongoing-fees negotiated with our clients.

Competition

Mastermind competes with agencies owned by large communications holding companies like WPP plc, Omnicom Group, Inc., Interpublic Group of Companies, Inc. and Publicis Groupe SA., for leading brands in almost every category.

Government Regulation

We are subject to a number of U.S. federal and state and foreign laws and regulations that affect companies conducting business on the Internet. These laws and regulations may involve privacy, data security, advertising, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. As a result, the application, interpretation and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. And may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices.

We are also subject to federal, state and foreign laws regarding privacy and the protection of user data. Foreign data protection, privacy, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. There are also potential federal legislative proposals and various state legislative bodies and foreign governments concerning data protection, tracking, behavioral advertising and consumer protection that could affect us.

In recent years, social media companies, to resolve investigations into various incidents, have entered into settlement agreements and consent decrees with the Federal Trade Commission that, among other things, require them to establish an information security program designed to protect non-public consumer information and also require that they obtain periodic independent security assessments. Violation of any regulatory orders, settlements, or consent decrees into which we may be required to enter could subject us to substantial monetary fines and other penalties that could negatively affect our financial condition and results of operations.

For additional information regarding the laws and regulations that may adversely affect our business, please see the section titled “Risk Factors” below.

Employees

As of December 31, 2017, we had 26 contract and full-time employees at our leased facility in Atlanta, Georgia.

None of these employees are covered by a collective bargaining agreement, and management considers its relations with its employees to be good.

Legal Proceedings

We are not a party to any other legal proceedings, other than ordinary routine litigation incidental to our business, which we believe will not have a material effect on our financial position or results of operations.

Description of Properties

We do not own any properties.

RISK FACTORS

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors, as well as the other information included in this Report. In particular, please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Capital Structure

There is no assurance of an active established public trading market, which would adversely affect the ability of the Company’s investors to sell their securities in the public market.

Although the Company’s common stock is registered under the Exchange Act and is traded on the OTC Market, an active trading market for the securities does not yet exist and may not exist or be sustained in the future. The OTC Market, also known as the “Pink Sheets,” is an over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Prices for securities traded solely on the OTC Market may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Company’s common stock will be influenced by a number of factors, including:

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The Company’s ability to obtain additional financing and the terms thereof;

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The Company’s financial position and results of operations;

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Any litigation against the Company;

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Possible regulatory requirements on the Company’s business;

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The issuance of new debt or equity securities pursuant to a future offering;

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Competitive developments;

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Variations and fluctuations in the Company’s operating results;

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Change in financial estimates by securities analysts;

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The depth and liquidity of the market for the Company’s common stock;

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Investor perceptions of the Company; and

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General economic and business conditions.

Shares eligible for future sale may adversely affect the market price of the Company’s common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of the Company’s common stock.

In excess of eighty-five percent (85%) of the shares of common stock issued and outstanding are owned by three stockholders who will be eligible to sell some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), subject to certain limitations commencing in one year. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a six-month holding period commencing one year after the Company is no longer a shell company. Any substantial sale of common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

The Company’s common stock is considered a “penny stock” and may be difficult to sell.

The Company’s common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Holders in the Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The Company does not intend to pay dividends and stockholders may not experience a return on investment without selling their securities.

The Company has never declared or paid, nor does it intend in the foreseeable future to declare or pay, any cash dividends on its common stock. Since the Company intends to retain all future earnings to finance the operation and growth of its business, stockholders will likely need to sell their securities in order to realize a return on their investment, if any.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

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taking advantage of an extension of time to comply with new or revised financial accounting standards;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations may be more difficult, time-consuming, and costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we continue to file annual and current reports with respect to our business and operating results.

There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank

Act that expressly authorized or required the SEC to adopt additional rules in these areas, such as an advisory shareholder vote to approve of our executives’ compensation (or Say on Pay), proxy access, and an advisory shareholder vote on how often we should include a Say on Pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Our efforts to comply with these requirements are likely to result in an increase in expenses which is difficult to quantify at this time.

As a result of disclosure in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we  are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the results of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

Risks Relating to our Business and Industry

A significant majority of our outstanding ordinary shares are held by a small number of shareholders, which may have significantly greater influence on us due to the size of their shareholdings relative to other shareholders.

As of the date of this Report, MM Inc., Advize, and Villanta, beneficially own approximately 51%, 8.5%, 25.5%, respectively, of the outstanding ordinary shares of the Company. These major shareholders have significant influence in determining the outcome of any corporate transactions or other matters submitted to our shareholders for approval, including mergers, consolidations and schemes of arrangement, election and removal of directors and other significant corporate actions. They may not act in our best interests or our minority shareholders’ interests. In addition, without the consent of these major shareholders, we could be prevented from entering into transactions that could be beneficial to us. This concentration of ownership may also discourage, delay or prevent a change in control, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

Digital and Social Marketing is highly competitive, and if we cannot successfully compete in the marketplace, our business, financial condition and operating results may be materially adversely affected.  The econcomy affects corporate spending on digital and social marketing and any downturn could reduce the amount spent in these areas and our revenue.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web and provide them with relevant advertising including companies that have in-house marketing groups. Currently, we consider our primary competitors to be Sapient Corporation d/b/a Sapient, Razorfish, DigitasLBi, and other digital/social agencies that work with fortune 500 brands. If our competitors are successful in providing similar or better services compared to ours, we could experience a significant decline in revenue.

Additionally, many of our competitors are significantly larger than us and have more financial resources to develop new products and programs.  Our business could be affected if one of our competitors or a new entrant to the market develops similar products and programs through similar marketing channels. This could result in lower sales as well as pricing competition which could adversely affect the Company’s results from operations.

Government regulation and consumer advocates may limit the scope and content of our services, which could affect our ability to meet our clients’ needs, which could have a material adverse effect on our business, results of operations and financial position.

Government agencies and consumer groups directly or indirectly affect or attempt to affect the scope, content and manner of presentation of advertising, marketing and corporate communications services, through regulation or other governmental action, which could affect our ability to meet our clients’ needs. Such regulation may seek, among other things, to limit the tax deductibility of advertising expenditures by certain industries or for certain products and services. In addition, there has been a tendency on the part of businesses to resort to the judicial system to challenge advertising practices and claims, which could cause our clients affected by such actions to reduce their spending on our services. Any regulatory or judicial action that affects our ability to meet our clients' needs or reduces client spending on our services could have a material adverse effect on our business, results of operations and financial position.

Additionally, we are subject to a number of U.S. federal and state laws and regulations that affect companies conducting business on the Internet. These laws and regulations may involve privacy, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, taxation, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In particular, we are subject to federal and state laws regarding privacy and protection of people's data which include but is not limited to the Federal Trade Commission Act, the Electronic Communications Privacy Act, the Judicial Redress Act and the Personal Information and Privacy Protection Act of New Jersey. U.S. federal and state laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate, and may be interpreted and applied inconsistently from state to state or country to country and inconsistently with our current policies and practices.

We are also subject to laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive certain data that is critical to our operations, including data shared between countries or regions in which we operate and data shared among our products and services. For example, in 2016, the European Union and United States agreed to an alternative transfer framework for data transferred from the European Union to the United States, called the Privacy Shield, but this new framework is subject to an annual review that could result in changes to our obligations and also may be challenged by national regulators or private parties.

Proposed or new legislation and regulations could also significantly affect our business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies. There are a number of legislative proposals in the United States, at both the federal and state level, that could impose new obligations in areas affecting our business, such as liability for copyright infringement by third parties similar to the new European General Data Protection Regulation (GDPR) which will take effect in May 2018 and may apply to all of our products and services if they are deemed to provide a service in Europe. The GDPR will include operational requirements for companies that receive or process personal data of residents of the European Union that are different than those currently in place in the European Union, and will include significant penalties for non-compliance.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. The reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we currently experience including being at a higher cost due to a rising rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

We operate in an ever evolving industry and changes to it can have a material effect on our business model which makes it difficult to evaluate our business and prospects.

We derive nearly all of our revenue from the sale of online marketing and media services, which is an immature industry that has undergone rapid and dramatic changes in its short history. The industry in which we operate is characterized by rapidly-changing Internet media, evolving industry standards, and changing user and client demands. Our business model is also evolving and is distinct from many other companies in our industry, and it may not be successful. As a result of these factors, the future revenue and income potential of our business is uncertain. Although we have experienced significant revenue growth in recent periods, we may not be able to sustain current revenue levels or growth rates. Any evaluation of our business and our prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in an immature industry with an evolving business model such as ours. Some of these risks and uncertainties relate to our ability to:

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maintain and expand client relationships;

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sustain and increase the number of visitors to our websites;

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sustain and grow relationships with third-party website publishers and other sources of web visitors;

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manage our expanding operations and implement and improve our operational, financial and management controls;

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raise capital at attractive costs, or at all;

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acquire and integrate websites and other businesses;

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successfully expand our footprint in our existing client verticals and enter new client verticals;

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respond effectively to competition and potential negative effects of competition on profit margins;

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attract and retain qualified management, employees and independent service providers;

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successfully introduce new processes and technologies and upgrade our existing technologies and services;

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protect our proprietary technology and intellectual property rights; and

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respond to government regulations relating to the Internet, personal data protection, email, software technologies and other aspects of our business.

If we are unable to address these risks, our business, results of operations and prospects could suffer.

If we do not effectively manage our growth, our operating performance will suffer and we may lose clients.

We have experienced rapid growth in our operations and operating locations, and we expect to experience continued growth in our business, both through acquisitions and internal growth. This growth has placed, and will continue to place, significant demands on our management and our operational and financial infrastructure. In particular, continued rapid growth and acquisitions may make it more difficult for us to accomplish the following:

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successfully scale our technology to accommodate a larger business and integrate acquisitions;

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maintain our standing with key vendors, including Internet search companies and third-party website publishers;

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maintain our client service standards; and

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develop and improve our operational, financial and management controls and maintain adequate reporting systems and procedures.

In addition, our personnel, systems, procedures and controls may be inadequate to support our future operations. The improvements required to manage our growth will require us to make significant expenditures, expand, train and manage our employee base and allocate valuable management resources. If we fail to effectively manage our growth, our operating performance will suffer and we may lose clients, third-party website publishers and key personnel.

We depend upon Internet search companies to attract a significant portion of the visitors to our websites, and any change in the search companies’ search algorithms or perception of us or our industry could result in our websites being listed less prominently in either paid or algorithmic search result listings, in which case the number of visitors to our websites and our revenue could decline.

We depend in significant part on various Internet search and social media companies, such as Google, Facebook, Twitter, Instagram, Snap and others to distribute messaging and marketing of our clients. These websites typically allow for viral and paid distribution through algorithmic and paid listings. Algorithmic, or organic, postings/listings are determined and displayed solely by a set of formulas designed by the respective social/search companies. Paid listings can be purchased and then are displayed if based on a user’s search/post. Placement on these services is generally not determined solely on the price, but also takes into account the search engines’ assessment of the quality of website featured in the paid listing and other factors. We rely on both algorithmic and paid results, as well as advertising on other websites, to direct a substantial share of the visitors to our websites.

Our ability to maintain the number of visitors to our clients’ social properties and other websites is not entirely within our control. For example, Internet search websites frequently revise their algorithms in an attempt to optimize their search result listings or to maintain their internal standards and strategies. Changes in the algorithms could cause our websites to receive less favorable placements, which could reduce the number of users who visit our websites/social platforms. If visits/views to our websites/social platforms decrease, we may need to resort to more costly sources to replace lost visitors/engagement, and such increased expense could adversely affect our business and profitability.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Competition for experienced management-level personnel in our industry is intense. Qualified individuals are in high demand, particularly in the Internet marketing industry, and we may incur significant costs to attract and retain them. If we lose the services of any of our senior managers or if we are unable to attract and retain additional qualified senior managers, our business and growth could suffer.

We need to hire and retain additional qualified personnel to grow and manage our business. If we are unable to attract and retain qualified personnel, our business and growth could be seriously harmed.

Our performance depends on the talents and efforts of our employees specifically our CEO, Dan Dodson, EVP Michael Gelfond, and SVP Ricardo Rios. Our future success will depend on our ability to attract, retain and motivate highly skilled personnel in all areas of our organization and, in particular, in our engineering/technology, sales and marketing, media, finance and legal/regulatory teams. We plan to continue to grow our business and will need to hire additional personnel to support this growth. We have found it difficult from time to time to locate and hire suitable personnel. If we experience similar difficulties in the future, our growth may be hindered. Qualified individuals are in high demand, particularly in the Internet marketing industry, and we may incur significant costs to attract and retain them. Many of our employees have also become, or will soon become, substantially vested in their stock option grants. Employees may be more likely to leave us following our initial public offering as a result of the establishment of a public market for our common stock. If we are unable to attract and retain the personnel we need to succeed, our business and growth could be harmed.

If we fail to compete effectively against other online marketing and media companies and other competitors, we could lose clients and our revenue may decline.

The market for online marketing is intensely competitive. We expect this competition to continue to increase in the future. We perceive only limited barriers to entry to the online marketing industry. We compete both for clients and for limited high quality advertising inventory. We compete for clients on the basis of a number of factors, including return on marketing expenditures, price, and client service.

We compete with Internet and traditional media companies for a share of clients’ overall marketing budgets, including:

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online marketing or media services providers;

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offline and online advertising agencies;

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major Internet portals and search engine companies with advertising networks such as Google, Yahoo!, MSN, and AOL;

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other online marketing service providers, including online affiliate advertising networks and industry-specific portals or lead generation companies;

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website publishers with their own sales forces that sell their online marketing services directly to clients;

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in-house marketing groups at current or potential clients;

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offline direct marketing agencies; and

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television, radio and print companies.

Competition for web traffic among websites and search engines, as well as competition with traditional media companies, could result in significant price pressure, declining margins, reductions in revenue and loss of market share. In addition, as we continue to expand the scope of our services, we may compete with a greater number of websites, clients and traditional media companies across an increasing range of different services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other areas. Large Internet companies with brand recognition, such as Google, Yahoo!, MSN, and AOL, have significant numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic that provide a significant competitive advantage and have significant impact on pricing for Internet advertising and web traffic. The trend toward consolidation in the Internet advertising arena may also affect pricing and availability of advertising inventory and web traffic. Many of our current and potential competitors also enjoy other competitive advantages over us, such as longer operating histories, greater brand recognition, larger client bases, greater access to advertising inventory on high-traffic websites, and significantly greater financial, technical and marketing resources. As a result, we may not be able to compete successfully. If we fail to deliver results that are superior to those that other online marketing service providers achieve, we could lose clients and our revenue may decline.

If the market for online marketing services fails to continue to develop, our future growth may be limited and our revenue may decrease.

The online marketing services market is relatively new and rapidly evolving, and it uses different measurements than traditional media to gauge its effectiveness. Some of our current or potential clients have little or no experience using the Internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. In particular, we are dependent on our clients’ adoption of new metrics to measure the success of online marketing campaigns. We may also experience resistance from traditional advertising agencies who may be advising our clients. We cannot assure you that the market for online marketing services will continue to grow. If the market for online marketing services fails to continue to develop or develops more slowly than we anticipate, our ability to grow our business may be limited and our revenue may decrease.

Third-party website publishers can engage in unauthorized or unlawful acts that could subject us to significant liability or cause us to lose clients.

We generate a significant portion of our web visitors from media advertising that we purchase from third-party website publishers. Some of these publishers are authorized to display our clients’ brands, subject to contractual restrictions. In the past, some of our third-party website publishers have engaged in activities that certain of our clients have viewed as harmful to their brands, such as displaying outdated descriptions of a client’s offerings or outdated logos. Any activity by publishers that clients view as potentially damaging to their brands can harm our relationship with the client and cause the client to terminate its relationship with us, resulting in a loss of revenue. In addition, the law is unsettled on the extent of liability that an advertiser in our position has for the activities of third-party website publishers. We could be subject to costly litigation and, if we are unsuccessful in defending ourselves, damages for the unauthorized or unlawful acts of third-party website publishers.

Poor perception of our business or industry as a result of the actions of third parties could harm our reputation and adversely affect our business, financial condition and results of operations.

Our business is dependent on attracting a large number of visitors to our websites and providing leads and clicks to our clients, which depends in part on our reputation within the industry and with our clients. There are companies within our industry that regularly engage in activities that our clients’ customers may view as unlawful or inappropriate. These activities, such as spyware or deceptive promotions, by third parties may be seen by clients as characteristic of participants in our industry and, therefore, may have an adverse effect on the reputation of all participants in our industry, including us. Any damage to our reputation, including from publicity from legal proceedings against us or companies that work within our industry, governmental proceedings, consumer class action litigation, or the disclosure of information security breaches or private information misuse, could adversely affect our business, financial condition and results of operations.

Because many of our client contracts can be cancelled by the client with little prior notice or penalty, the cancellation of one or more contracts could result in an immediate decline in our revenue.

We derive our revenue from contracts with our Internet marketing clients, most of which are cancelable with little or no prior notice. In addition, these contracts do not contain penalty provisions for cancellation before the end of the contract term. The non-renewal, renegotiation, cancellation, or deferral of large contracts, or a number of contracts that in the aggregate account for a significant amount of our revenue, is difficult to anticipate and could result in an immediate decline in our revenue.

Unauthorized access to or accidental disclosure of consumer personally-identifiable information that we collect may cause us to incur significant expenses and may negatively impact our credibility and business.

There is growing concern over the security of personal information transmitted over the Internet, consumer identity theft and user privacy. Despite our implementation of security measures, our computer systems may be susceptible to electronic or physical computer break-ins, viruses and other disruptions and security breaches. Any perceived or actual unauthorized disclosure of personally-identifiable information regarding website visitors, whether through breach of our network by an unauthorized party, employee theft, misuse or error or otherwise, could harm our reputation, impair our ability to attract website visitors and attract and retain our clients, or subject us to claims or litigation arising from damages suffered by consumers, and thereby harm our business and operating results. In addition, we could incur significant costs in complying with the multitude of state, federal and foreign laws regarding the unauthorized disclosure of personal information.

If we do not adequately protect our intellectual property rights, our competitive position and business may suffer.

Our ability to compete effectively depends upon our proprietary systems and technology. We rely on trade secret, trademark and copyright law, confidentiality agreements, technical measures and patents to protect our proprietary rights. We currently have one patent application pending in the United States and no issued patents. Effective trade secret, copyright, trademark and patent protection may not be available in all countries where we currently operate or in which we may operate in the future. Some of our systems and technologies are not covered by any copyright, patent or patent application. We cannot guarantee that: (i) our intellectual property rights will provide competitive advantages to us; (ii) our ability to assert our intellectual property rights against potential competitors or to settle current or future disputes will not be limited by our agreements with third parties; (iii) our intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak; (iv) any of the patents, trademarks, copyrights, trade secrets or other intellectual property rights that we presently employ in our business will not lapse or be invalidated, circumvented, challenged, or abandoned; (v) competitors will not design around our protected systems and technology; or (vi) that we will not lose the ability to assert our intellectual property rights against others.

If we are unable to price our services appropriately, our margins and revenue may decline.

Our clients purchase our services according to a variety of pricing formulae, the vast majority of which are based on pay for performance, meaning clients pay only after we have delivered the desired result to them. Regardless of how a given client pays us, we ordinarily pay the vast majority of the costs associated with delivering our services to our clients according to contracts and other arrangements that do not always condition payment to vendors upon receipt of payments from our clients. This means we typically pay for the costs of providing our marketing services before we receive payment from clients. Additionally, certain of our marketing services costs are highly variable and may fluctuate significantly during each calendar month. Accordingly, we run the risk of not being able to recover the entire cost of our services from clients if pricing or other terms negotiated prior to the performance of services prove less than the cost of performing such services. We have experienced situations in the past where we incurred losses in the delivery of our services to specific clients. If we are unable to avoid recurrence of similar situations in the future through negotiation of profitable pricing and other terms, our results of operations will suffer.

Changes in government regulation and industry standards applicable to the Internet and our business could decrease demand for our technologies and services or increase our costs.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could increase the costs of conducting business on the Internet and could decrease demand for our technologies and services.

In the United States, federal and state laws have been enacted regarding copyrights, sending of unsolicited commercial email, user privacy, search engines, Internet tracking technologies, direct marketing, data security, children’s privacy, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, taxation and acceptable content and quality of goods. Other laws and regulations may be adopted in the future. Laws and regulations, including those related to privacy and use of personal information, are changing rapidly outside the United States as well which may make compliance with such laws and regulations difficult and which may negatively affect our ability to expand internationally. This legislation could: (i) hinder growth in the use of the Internet generally; (ii) decrease the acceptance of the Internet as a communications, commercial and advertising medium; (iii) reduce our revenue; (iv) increase our operating expenses; or (v) expose us to significant liabilities.

The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. While we actively monitor this changing legal and regulatory landscape to stay abreast of changes in the laws and regulations applicable to our business, we are not certain how our business might be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, libel, obscenity and export or import matters to the Internet advertising industry. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market. It may take years to determine how existing laws apply to the Internet and Internet marketing. Such uncertainty makes it difficult to predict costs and could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Limitations on our ability to collect and use data derived from user activities could significantly diminish the value of our services and cause us to lose clients and revenue.

When a user visits our websites, we use technologies, including “cookies”, to collect information such as the user’s Internet Protocol, or IP, address, offerings delivered by us that have been previously viewed by the user and responses by the user to those offerings. In order to determine the effectiveness of a marketing campaign and to determine how to modify the campaign, we need to access and analyze this information. The use of cookies has been the subject of regulatory scrutiny and users are able to block or delete cookies from their browser. Periodically, certain of our clients and publishers seek to prohibit or limit our collection or use of this data. Interruptions, failures or defects in our data collection systems, as well as privacy concerns regarding the collection of user data, could also limit our ability to analyze data from our clients’ marketing campaigns. This risk is heightened when we deliver marketing services to clients in the financial and medical services client verticals. If our access to data is limited in the future, we may be unable to provide effective technologies and services to clients and we may lose clients and revenue.

As a creator and a distributor of Internet content, we face potential liability and expenses for legal claims based on the nature and content of the materials that we create or distribute. If we are required to pay damages or expenses in connection with these legal claims, our operating results and business may be harmed.

We create original content for our websites and marketing messages and distribute third-party content on our websites and in our marketing messages. As a creator and distributor of original content and third-party provided content, we face potential liability based on a variety of theories, including defamation, negligence, copyright or trademark infringement or other legal theories based on the nature, creation or distribution of this information. It is also possible that our website visitors could make claims against us for losses incurred in reliance upon information provided on our websites. In addition, as the number of users of forums and social media features on our websites increases, we could be exposed to liability in connection with material posted to our websites by users and other third parties. These claims, whether brought in the United States or abroad, could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merit of these claims. In addition, if we become subject to these types of claims and are not successful in our defense, we may be forced to pay substantial damages.

We rely on Internet bandwidth and data center providers and other third parties for key aspects of the process of providing services to our clients, and any failure or interruption in the services and products provided by these third parties could harm our business.

We rely on third-party vendors, including data center and Internet bandwidth providers. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little control over these third-party vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases from third parties to facilitate analysis and storage of data and delivery of offerings. We have experienced interruptions and delays in service and availability for data centers, bandwidth and other technologies in the past. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and services could adversely affect our business and could expose us to liabilities to third parties.

Interruption or failure of our information technology and communications systems could impair our ability to effectively deliver our services, which could cause us to lose clients and harm our operating results.

Our delivery of marketing and media services depends on the continuing operation of our technology infrastructure and systems. Any damage to or failure of our systems could result in interruptions in our ability to deliver offerings quickly and accurately and/or process visitors’ responses emanating from our various web presences. Interruptions in our service could reduce our revenue and profits, and our reputation could be damaged if people believe our systems are unreliable. Our systems and operations are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, break-ins, hardware or software failures, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events.

Any constraints on the capacity of our technology infrastructure could delay the effectiveness of our operations or result in system failures, which would result in the loss of clients and harm our business and results of operations.

Our future success depends in part on the efficient performance of our software and technology infrastructure. As the numbers of websites and Internet users increase, our technology infrastructure may not be able to meet the increased demand. A sudden and unexpected increase in the volume of user responses could strain the capacity of our technology infrastructure. Any capacity constraints we experience could lead to slower response times or system failures and adversely affect the availability of websites and the level of user responses received, which could result in the loss of clients or revenue or harm to our business and results of operations.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our articles of incorporation and bylaws provide, as permitted by Nevada corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our amended and restated articles of incorporation and bylaws require indemnification of directors and officers to the fullest extent permitted by Nevada law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis should be read it in conjunction with the accompanying financial statements and the related notes filed hereafter as Exhibit 99.1 and Exhibit 99.2. The discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our future plans, objectives, expectations and intentions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Report, particularly in “Risk Factors.”

Overview

Our company was formed on January 1, 2012 by MM Inc. the Founding Member, through a contribution of assets. The organization, as governed by the Written Operating Agreement dated January 1, 2012, was formed for the purpose of engaging in the business of conceiving, developing, selling, marketing, implementing and/or otherwise providing services, systems, platforms and products in the areas of mobile, social, digital and traditional marketing to and for businesses and organizations, and conducting services and functions incidental to the operation of such business. Effective January 1, 2017 and March 1, 2017, we granted a thirty percent (30%) and ten percent (10%) interest to Villanta and Advize respectively. in consideration of services to be provided to us.

We are an involvement marketing service agency, whose mission is to become one of the most well-respected marketing service agencies in the industry capable of involving people with Fortune 500 brands that designs, creates and develops branding and marketing campaigns, primarily for large corporate clients with category-leading brands. We specialize in getting consumers and customers to take an action that leads to brand awareness, trial, loyalty, and ultimately advocacy.  Our conversion initiatives facilitate the involvement of more of the “right customers” with the brands of our clients.  Our programs can take on various forms, including creating and managing digital content, designing campaign websites/landing pages, social media and viral campaigns, mobile marketing initiatives, brand communications and search engine optimization. We deliver innovative, result-producing campaigns to meet the business objectives of each client through any number, or combination thereof, or cutting edge marketing initiatives.

Our most important assets in delivering the highest-quality involvement marketing services to our clients are our highly talented and experienced people made up of technologists, strategists, account service, paid media and creatives who work together and represent a cross-discipline of experts. We pride ourselves in a culture of mutually-shared support and teamwork. We ensure that our team is provided the best-in-class research, equipment, technology and training in all disciplines within our proven delivery process to deliver cutting-edge initiatives the get results.  We are very competitive and have a winning culture that is present throughout the work we do for our clients and their brands.

Our organization has been structured in a manner to ensure a broad range of thinking, facilitate work flow, and deliver unparalleled marketing initiatives and service to our clients. This is proven by strong and long-lasting relationships with our clients and tenure of our key executives. We have a proven, five-step cyclical approach to every client engagement that ensures learning from every campaign execution is used to optimize future campaigns.

After more than 34 years of experience in delivering innovative involvement marketing campaigns, including more than five years since our formation in January 2012, we believe our business model is market tested and poised for growth. While executing on our business strategy, we believe we have assembled a diverse and experienced team of senior managers, account executives and creative and analytical directors; developed and executed on involvement marketing campaigns which we believe have added value to our clients; and created our own brand-recognition in the marketing service agency industry. Key elements of our strategy to accelerate revenue growth and continue penetration of the marketplace include organic growth, strategic partnerships, recruitment of talented executives, and accretive acquisitions.

We have relationships with what we believe to be some of the industry’s most innovative companies, including Fortune 500 companies, in a diverse spectrum of industries possessing what we believe to be well-known brands. We believe the client relationships established within these diverse industries provide us with a competitive edge over the broader market in the adoption of new strategies and leading technologies. We generate revenues from project/campaign-based fees charged to our clients pursuant to client-specific service agreements.

Through the efforts of our business development team, we identify potential clients having well-known brands as well as leveraging relationships with brands with whom our team is familiar. In addition to identifying potential clients, our senior management team is responsible for nurturing and maintaining existing relationships to ensure customer satisfaction and to promote follow-up campaign opportunities. Our business development team is composed of industry innovators in the communications business with deep connections and experience in digital, social media, technology, promotions, mobile, analytics and campaign development, implementation and management. Our business development team is led by award-winning executives who are frequent contributors to all-things digital on television, radio, conferences and webinars.

Results of Operations

Three Months Ended December 31, 2017 vs. December 31, 2016 (Unaudited)

Revenues

Revenues for the three months ended December 31, 2017 were $961,871 as compared with $597,137 for the comparable prior year period, an increase of $364,734 or 37.9%. The increase is attributable to increasing project revenues from certain significant customers during the three months ended December 31, 2017 as compared to the comparable prior year period.

Gross Margins

Gross margins for the three months ended December 31, 2017 were $792,786 or 82.4% of revenues, compared with $450,646 or 75.5% of revenues, for the comparable prior year period. The increase in gross margin dollars and gross margin as a percentage of revenues is primarily due to certain projects in the prior fiscal year containing greater contractual out of pocket cost requirements as a percentage of the projects in the aggregate thereby adversely affecting our overall gross margins. The current quarter’s projects contain less contractually agreed upon out of pocket costs as a percentage of projects in the aggregate thereby having a favorable effect on our gross margins.

General and Administrative Expenses

General and administrative expenses for the three months ended December 31, 2017 were $714,833 as compared with $629,123 for the comparable prior year period, an increase of $85,710 or 12.0%. Our general and administrative expenses remain relatively stable as a result of a stable workforce and the employment of strict cost control measures to ensure stability in our operating expenses.

Interest (Expense), Net of Interest Income

Interest (expense), net of interest income for the fiscal year ended December 31, 2017 was $4,601 as compared with $9,391 for the comparable prior year period, a decrease of $4,790 or 51.0%, and is composed of interest expense recognized on our related party note payable during the three months ended December 31, 2017 and 2016, respectively.

Fiscal Year Ended September 30, 2017 vs. September 30, 2016

Revenues

Revenues for the fiscal year ended September 30, 2017 were $4,264,923 as compared with $3,253,317 for the comparable prior year period, an increase of $1,011,606 or 31.1%. The increase is attributable to increasing project revenues from certain significant customers during the fiscal year ended September 30, 2017 as compared to the comparable prior year period.

Gross Margins

Gross margins for the fiscal year ended September 30, 2017 were $3,283,467 or 77.0% of revenues, compared with $2,369,049 or 72.8% of revenues, for the comparable prior year period. The increase in gross margin dollars and gross margin as a percentage of revenues is primarily due to certain projects in the prior fiscal year containing greater contractual out of pocket cost requirements as a percentage of the projects in the aggregate thereby adversely affecting our overall gross margins. The current fiscal year projects contain less contractually agreed upon out of pocket costs as a percentage of projects in the aggregate thereby having a favorable effect on our gross margins.

General and Administrative Expenses

General and administrative expenses for the fiscal year ended September 30, 2017 were $2,267,213 as compared with $2,251,306 for the comparable prior year period, an increase of $15,907 or 1.0%. Our general and administrative expenses remain relatively stable as a result of a stable workforce and the employment of strict cost control measures to ensure stability in our operating expenses.

Interest (Expense), Net of Interest Income

Interest (expense), net of interest income for the fiscal year ended September 30, 2017 was $22,230 as compared with $15,980 for the comparable prior year period, an increase of $6,250 or 39.1%. Interest expense is composed primarily of $24,648 and $18,859 of interest expense recognized on our related party note payable during the fiscal years ended September 30, 2017 and 2016, respectively.

Liquidity and Capital Resources

As of December 31, 2017, we had cash of $1,091,358, an increase of $545,454 when compared with a balance of $545,904 as of September 30, 2017.

As of September 30, 2017, we had cash of $545,904, an increase of $169,949 when compared with a balance of $375,955 as of September 30, 2016.

For the Three Months Ended December 31, 2017 vs. December 31, 2016 (Unaudited)

During the three months ended December 31, 2017, we had net cash inflows of $695,961 from operating activities as compared with net cash inflows of $300,660 for the comparable prior year period. Our uses of cash for operating activities have primarily consisted of salaries and wages for our employees; costs incurred in connection with performance on client projects; facility and facility-related costs, material and professional fees. The sources of our cash flows from operating activities have consisted primarily of payments received from clients in connection with the performance on contractually agreed-upon projects. Net cash flows provided by operating activities increased by $395,301, as compared to the comparable prior year period, primarily due to (i) net income generated during the period, (ii) decreases in accounts receivable from collections of normal billings to clients; and (iii) increases in unearned revenue resulting from collections on certain client projects which exceeded the revenue recognizable on these client projects.

During the three months ended December 31, 2017, we had net cash outflows of $107,021 from investing activities as compared with net cash outflows of $0 for the comparable prior year period. The net cash outflows during the three months ended December 31, 2017 are a result of dividends paid to our members in the amount of $100,000, and the purchase of computers and office equipment in the amount of $7,021.

During the three months ended December 31, 2017, we had net cash outflows of $43,486 from financing activities as compared to net cash inflows of $199,982. The net cash used from financing activities of is primarily due to repayments of principal on the related party note during both three month periods.

For the Fiscal Year Ended September 30, 2017 vs. September 30, 2016

During the fiscal year ended September 30, 2017, we had net cash inflows of $598,873 from operating activities as compared with net cash inflows of $16,436 for the comparable prior year period. Our uses of cash for operating activities have primarily consisted of salaries and wages for our employees; costs incurred in connection with performance on client projects; facility and facility-related costs, material and professional fees. The sources of our cash flows from operating activities have consisted primarily of payments received from clients in connection with the performance on contractually agreed-upon projects. Net cash flows provided by operating activities increased by $582,473, as compared to the comparable prior year period, primarily due to net income generated during the period. These cash inflows were offset by (i) increases in accounts receivable from normal billings to clients; and (ii) decreases in unearned revenue resulting from collections on certain client projects which exceeded the revenue recognizable on these client projects.

During the fiscal year ended September 30, 2017, we had net cash outflows of $307,638 from investing activities as compared with net cash outflows of $218,920 for the comparable prior year period. The net cash outflows during the fiscal years ended September 30, 2017 and 2016 are a result of dividends paid to our members in the amount of $300,000 and $200,000, respectively, and the purchase of computers and office equipment in the amount of $7,638 and $18,920, respectively.

During the fiscal year ended September 30, 2017, we had net cash outflows of $121,286 from financing activities as compared to net cash inflows of $41,574. The net cash provided from financing activities of $41,574 during the fiscal year ended September 30, 2016 is due to borrowings on the related party note. The net cash used by financing activities of $121,286 during the fiscal year ended September 30, 2017 is due to repayments of principal on the related party note.

The ability to attract additional capital investments in the future will depend on many factors, including the availability of credit, rate of revenue growth, ability to acquire new client opportunities, the timing of new product introductions and enhancements to existing products, and the opportunities to acquire complimentary businesses that may be made available to us from time-to-time. We believe that as of December 31, 2017 our cash position and cash flows from our fiscal 2018 operations will be sufficient to fund our working capital and planned strategic activities for at least the next twelve months.

Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

Off-Balance Sheet Arrangements

As of December 31, 2017, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Management’s Report on Internal Control Over Financial Reporting

As required by the SEC rules and regulations for the implementation of Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external reporting purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that:

(1)

pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company,

(2)

provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

(3)

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in our consolidated financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of our internal control over financial reporting at December 31, 2017. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (COSO). Based on our assessments and those criteria, management determined that we maintained effective internal control over financial reporting at December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of our ordinary shares immediately following consummation of the Business Combination on February 14, 2018.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The business address of each person listed below is c/o Mastermind Marketing, Inc., 1450 W. Peachtree Street NW, Atlanta, GA 30309.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Mastermind Marketing, Inc. (1)	17,542,055	51%
Digital Advize, LLC (2)	2,923,676	8.5%
Villanta Corporation (3)	8,771,028	25.5%

Total	29,236,759	85%
(1) The principle of MM Inc. is Daniel A. Dodson. (2) The principle of Advize is Ricardo Rios. (3) The principle of Villanta is Michael Gelfond.

Change of Control

As a result of the issuance of the shares pursuant to the Business Combination and related transactions, a change in control of the Company occurred as of February 14, 2018. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Business Combination:

Name	Age	Positions Held with the Registrant
Daniel A. Dodson	58	Director, Chief Executive Officer
Michael Gelfond	45	Executive Vice President
Ricardo Rios	42	Senior Vice President

Biographies of Directors and Executive Officers

Daniel A. Dodson.  Mr. Dodson has served as chief executive officer and sole director of the Company since January 1, 2012, the date of our inception and is sole director of CoConnect since February 14, 2018. In 1984, Mr. Dodson was the founder, sole owner and president of National Promotion Services which was subsequently renamed Mastermind Marketing, Inc. and continues to be its president and sole owner. Mr. Dodson is considered an involvement marketing expert with demonstrated ability to leverage social, mobile, digital and promotion to facilitate the engagement of people with well-known brands to achieve increased client revenues and delivery of measurable returns on marketing investments. Mr. Dodson has been published in numerous trade publications and has been an invited speaker on the subject of involvement marketing at conferences and trade shows around the world. Mr. Dodson received his BBA in Accounting from Georgia State University in 1982.

Michael Gelfond.  Mr. Gelfond was appointed as our Executive Vice President in February 2018. From July 2010 through February 2017, Mr. Gelfond was Executive Vice President and Partner at Mastermind Marketing, Inc. Prior to July 2010, Mr. Gelfond was one of the founders and Vice President of Creative Digital Group, which was formed in February 2002 and sold to Digtias/LBi, a major independent global interactive agency, in May 2007. From July 1995 to 2002, Mr. Gelfond was Sr. Account Manager with iXL, a global digital agency with over 3000 offices. Mr. Gelfond is an award-winning leader in the digital marketing industry with a proven track record of results with his clients. Since 2005, Mr. Gelfond has been a member of the Board of Directors Ian’s Friends Foundation, a pediatric brain cancer lab funding charity, and since 2016, a member of the Board of Directors of Read with Malcolm, which was founded by Malcolm Mitchell, a member of the New England Patriots football organization. Mr. Gelfond received his BA degree from the University of Georgia in May 1995. Mr. Gelfond is an award-winning, conference speaker/contributor on radio and TV on all matters of digital marketing. A 2010 winner of Atlanta 40 Under 40 award, Mr. Gelfond has proven track record of results with his clients.

Ricardo Rios.  Mr. Rios was appointed as Senior Vice President of the Company in May 2016 and of CoConnect in February, 2018. From November 2010 through July 2015, Mr. Rios was Vice President of Digital Marketing for Citi Retail Services, a division of Citigroup. Prior to November 2010, Mr. Rios held various positions in the digital marketing and marketing agency industry. Mr. Rios received his Bachelor’s degree in Business Administration with a major in Finance from the University of Arizona in December 1998.

Code of Ethics

The Company currently has not adopted a written code of ethics. We intend to implement a comprehensive corporate governance program, including adopting a Code of Ethics.

Audit Committee

We have no separate audit committee currently. The entire Board oversees our audits and auditing procedures.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.”

EXECUTIVE COMPENSATION

This section discusses the material components of the fiscal 2017 executive compensation program for our named executive officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

The following table provides information regarding the compensation awarded to, or earned by, the named executive officers for fiscal years ended September 30, 2017 and 2016 while at the Company.

Named Executive Officer	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)
Daniel J. Dodson	2017	$ 56,690	$ -	$ -	$ -	$ 212,509	$ 269,199
Chief Executive Officer	2016	24,870	-	-	-	269,870	294,740

Michael Gelfond	2017	$ 87,458	$ -	$ -	$ -	$ 95,626	$ 183,084
Executive Vice President	2016	70,121	-	-	-	70,457	140,578

Ricardo Rios	2017	$ 17,745	$ -	$ -	$ -	$ 164,467	$ 182,212
Senior Vice President	2016	-	-	-	-	69,400	69,400

(1)

All other compensation includes (i) consulting fees paid, pursuant to the terms of our operating agreement, to MM Inc. which is owned by Daniel J. Dodson; Villanta, which is owned by Michael Gelfond; and Advize, which is owned by Ricardo Rios; and (ii) health benefits paid on behalf of the named executive officers by us. All other compensation consists of the following:

a.

Daniel J. Dodson:  Consulting fees of $201,500 and $252,525, and health benefits of $11,009 and $17,345 for the fiscal years ended September 30, 2017 and 2016, respectively.

b.

Michael Gelfond:  Consulting fees of $88,333 and $69,790, and health benefits of $7,293 and $667 for the fiscal years ended September 30, 2017 and 2016, respectively.

c.

Ricardo Rios:  Consulting fees of $162,081 and $0, and health benefits of $2,386 and $0 for the fiscal years ended September 30, 2017 and 2016, respectively.

Employment Agreements and Other Arrangements with Named Executive Officers

None. However, these executives expect to enter into employment agreement with CoConnect in the near future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 3, 2012, we entered into a perpetual license agreement (the “Perpetual License”) with Mastermind Marketing, Inc. (the “Licensor”), which provides for licenses of trademarks, internet domains, and certain intellectual property as defined in the Perpetual License. The Licensor is one of our members and its chief executive officer is also our chief executive officer. The Perpetual License, which may be terminated at any time by either party, is effective January 3, 2012 and provides for aggregate payments of $2,170,000 over the calendar years from 2019 through 2039 with no further payments required after December 31, 2039. During the fiscal year ended and as of September 30, 2017 and 2016, there were no license fee payments required or payable.

On January 3, 2014, we entered into a commercial lease agreement (the “Lease”) with 1450 West Peachtree, LLC, a Georgia limited liability company (the “Landlord”), for the lease of our corporate facility in Atlanta, Georgia. In connection with the Lease, we have entered into a sublease agreement which provides for the sublease of 9,000 square feet of the total 15,000 of the demised property. The sublessor is not a related party. The manager of the Landlord is also our chief executive officer. The term of the lease is 10 years from the date of the agreement and provides for monthly rent and payment of operating expenses on a triple-net basis. During the fiscal year ended September 30, 2017 and 2016, we made lease payments of $120,000 and $120,000, respectively, to the Landlord in satisfaction of our obligation pursuant to the Lease, net of payments made by the sublessee.

During the fiscal year ended September 30, 2016, the sublessee to the Lease remitted $13,550 to us for the benefit of the Landlord. In December 2017, we remitted this payment to the Landlord. As of September 30, 2017 and 2016, we recorded approximately $13,550 and $13,486, respectively, as a related party payable in our balance sheet.

On December 12, 2016, we executed a promissory note (the “Note”), in the principal amount of $500,000, with Mastermind Marketing, Inc. The principal of the Note, including all accrued interest, is due and payable on December 12, 2018. During the term of the Note, interest is payable monthly at a rate equal to the greater of 3.75% per annum or the prime rate published in the Wall Street Journal on the last day of the month plus one-half percent (1/2%), however the interest rate will not exceed 5.5% per annum. During the fiscal year ended September 30, 2017 and 2016, we recorded interest expense of $24,648 and $18,859, respectively. As of September 30, 2017 and 2016 we recorded no accrued interest. As of September 30, 2017 and 2016, the principal balance outstanding was $212,290 and $333,512, respectively.

During the fiscal years ended September 30, 2017 and 2016, we made payments to our three members pursuant to the terms of our operating agreement, as amended, for services rendered to us. The total payments made to our three members during the fiscal years ended September 30, 2017 aggregated $451,914 and $391,715, respectively. As of September 30, 2017 and 2016, we had no obligations payable to our three members for consulting services.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Market under the symbol “CCON”. There is very limited trading of our common stock. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•

Our ability to obtain additional financing and the terms thereof;

•

Our financial position and results of operations;

•

Any litigation against us;

•

Possible regulatory requirements on our business;

•

The issuance of new debt or equity securities pursuant to a future offering;

•

Changes in interest rates;

•

Competitive developments;

•

Variations and fluctuations in our operating results;

•

Change in financial estimates by securities analysts;

•

The depth and liquidity of the market for our common stock;

•

Investor perceptions of us; and

•

General economic and business conditions.

The following table sets forth the high and low bid quotations for our common stock for each of the last two fiscal years, as reported on the OTC Market. Quotations from the OTC Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Year Ended 2017
	High	Low
4th Quarter	$ 5.50	$ 5.00
3rd Quarter	7.00	5.00
2nd Quarter	7.00	2.50
1st Quarter	6.00	1.00

	Year Ended 2016
	High	Low
4th Quarter	$ 5.00	$ 4.00
3rd Quarter	5.00	3.00
2nd Quarter	4.90	3.00
1st Quarter	5.00	4.00

Dividend Policy

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. CoConnect has not paid any cash dividends on the common stock. The Company has paid dividends in the past, but at the current time we do not anticipate paying a cash dividend on our common stock in the foreseeable future.

DESCRIPTION OF SECURITIES

The following description of our common stock and provisions of our articles of incorporation and our bylaws, each of which will be in effect prior to the completion of the Business Combination, are summaries and are qualified by reference to the articles of incorporation and the bylaws, which are filed as exhibits to this Current Form 8-K.

Our current authorized capital stock consists of five billion (5,000,000,000) shares of stock consisting of (a) four billion nine hundred and ninety-nine million (4,999,000,000) shares of common stock, par value, $0.001 per share (the “Common Stock”) and (b) one million shares (1,000,000) of preferred stock (the “Preferred Stock”).

Common Stock

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. The rights and obligations attaching to our ordinary shares and other provisions of our charter may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (provided, that, holders of at least 50% of the shares so voted can remove a director with or without cause). Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Preferred Stock

Our amended and restated articles of incorporation provide that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets substantially in their entirety, which rights may be greater than the rights of the holders of the common stock.

We are authorized to issue one million shares (1,000,000) of Preferred Stock and we have designated among that Preferred Stock one hundred thousand (100,000) shares of Series A Preferred Stock and one hundred thousand (100,000) shares of Series B Preferred Stock.

There will be no shares of preferred stock outstanding immediately after this offering. The purpose of authorizing our board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the dividend or liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

Dividends

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. We have not paid any cash dividends on our common stock and at the current time we do not anticipate paying a cash dividend on our common stock in the foreseeable future. We did not declare or pay any cash dividends on our common stock during the past two fiscal years.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also be subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of Common Stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply. Furthermore, affiliates of the Company, representing an aggregate of 85% of our outstanding shares, may each sell no more than the amount of shares equal to 1% of the outstanding shares of the Company in any three month period.

Because we were a shell company with no operations prior to the close of the Business Combination, sales of our shares must be compliant with Rule 144(i).  Pursuant to Rule 144(i), none of our shares of Common Stock may be sold under Rule 144 until February 20, 2019, which is 12 months after the filing of our current report on Form 8-K with the SEC on February 20, 2018, reporting the closing of the Business Combination.  Additionally, stockholders may not sell our shares pursuant to Rule 144 unless at the time of the sale, we have filed all reports, other than reports on Form 8-K, required under the Exchange Act with the SEC for the preceding 12 months.

LEGAL PROCEEDINGS

Other than as stated herein, we are not a party to any other legal proceedings, other than ordinary litigation incidental to our business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time we are not a party to any legal proceeding or investigation that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or results of operations.

There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the above-mentioned companies’ interest.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors for monetary damages for any act or omission of a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our articles of incorporation do not provide for greater liability of the company’s officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our articles of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 3.02.

Unregistered Sales of Equity Securities.

In connection with the Contribution Agreement, CoConnect issued 29,236,759 shares to three entities, each controlled by our three executives: MM Inc. which is owned by Daniel A. Dodson; Villanta, which is owned by Michael Gelfond; and Advize, which is owned by Ricardo Rios. These shares represented approximately eighty-five percent (85%) of the outstanding shares of CoConnect after the offering pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Item 5.01.

Changes in Control of Registrant

As a result of the Business Combination, CoConnect experienced a change in control with the Company effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, the board of directors of CoConnect appointed Daniel A. Dodson as CoConnect’s Chief Executive Officer, Michael Gelfond as CoConnect’s Executive Vice President, and Ricardo Rios as CoConnect’s Senior Vice President. The board of directors appointed Daniel A. Dodson as a director to take effect in accordance with Rule 14f-1

On February 14, 2018, Bennet J. Yankowitz resigned as a member CoConnect’s board of directors, subject to Rule 14f-1, and as CoConnect’s President, Secretary and Treasurer.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2018, the board of directors of CoConnect amended section 4.1 of the Bylaws of CoConnect shall be amended and restated as follows:

“Board of Directors. The business and affairs of the Corporation shall be managed by a board of not less than one (1) nor more than nine (9) directors. The board of Directors shall have the power to fix or change the number of directors by the affirmative vote of a majority of the current Directors. Directors need not be shareholders of the Corporation or residents of the State of Nevada and shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify.”

Item 5.06.

Change in Shell Company Status

The information in Items 1.01 and 2.01 above are incorporated herein by reference. Following the transactions described above, the Company is no longer considered a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01.

Financial Statements and Exhibits

The following are filed as part of this Form 10-K:

(a)

Financial Statements of Business Acquired

In accordance with Item 9.01(a), the Company’s audited financial statements for the fiscal years ended September 30, 2017 and 2016 are filed as Exhibit 99.1 hereto.

(b)

Pro Forma Financial Information

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of September 30, 2017, and the accompanying notes, are filed as Exhibit 99.2 hereto.

(d)

Exhibits

Exhibit No.	Description
2.1	Joint Venture Interest Contribution Agreement, dated February 14, 2018, by and among the Company, CoConnect and the Sellers.
10.1	Form of Lock-Up Agreement
10.2	Assignment and Assumption Agreement dated February 14, 2018, by and among CoConnect and the Sellers.
10.3	Assignment and Assumption Agreement dated February 14, 2018, by and among the CoConnect and MM Inc.
99.1	Audited financial statements of Mastermind Involvement Marketing for the fiscal years ended September 30, 2017 and 2016.
99.2	Unaudited financial statements of Mastermind Involvement Marketing for the three months ended December 31, 2017 and 2016.
99.3	Unaudited pro forma condensed combined financial statements of CoConnect, Inc. and Mastermind Involvement Marketing as of September 30, 2017 and the fiscal year then ended.
99.4	Unaudited pro forma condensed combined financial statements of CoConnect, Inc. and Mastermind Involvement Marketing as of December 31, 2017 and the three months then ended.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 20, 2018	CoConnect, Inc.
	By:	/s/ Daniel A. Dodson
Daniel A. Dodson Chief Executive Officer